As filed with the Securities and Exchange Commission on May 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PBF Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3763855
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of Principal Executive Offices, Including Zip Code)

PBF Energy Inc.

Amended and Restated 2012 Equity Incentive Plan

(Full Title of Plan)

Trecia M. Canty, Esq.

Senior Vice President and General Counsel

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Todd E. Lenson, Esq.

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Telephone: (212) 806-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	3,000,000 shares	$32.67	$98,010,000	$9,870.00

(1)	This Registration Statement registers the issuance of an aggregate of an additional 3,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of PBF Energy Inc. reserved for issuance under the PBF Energy Inc. Amended and Restated 2012 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. Based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on April 29, 2016. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by PBF Energy Inc. (the “Registrant”) relating to 3,000,000 shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”), issuable under the PBF Energy Inc. Amended and Restated 2012 Equity Incentive Plan (the “Plan”), which Class A Common Stock is in addition to the 5,000,000 shares of Class A Common Stock registered under the PBF Energy Inc. 2012 Equity Incentive Plan, on the Registration Statement on Form S-8 filed by the Registrant on January 11, 2013 (File No. 333-185968) (the “Prior Registration Statement”). The Registrant’s stockholders approved the amendment and restatement of the PBF Energy Inc. 2012 Equity Incentive Plan at its 2016 Annual Meeting.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement related, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made a part of this Registration Statement, except as modified or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016;

(b)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 11, 2016;

(c)	The Registrant’s definitive proxy statement on Schedule 14A for the 2016 annual meeting of stockholders, filed with the Commission on March 22, 2016; and

(d)	The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-177933), as amended, which description is incorporated by reference into the Form 8-A filed with the Commission on December 13, 2012, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as part of, and incorporated by reference into, this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on May 3, 2016.

PBF ENERGY, INC.

By:	/s/ Trecia M. Canty
	Name:	Trecia M. Canty
	Title:	Senior Vice President & General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Matthew C. Lucey, Erik Young and Trecia M. Canty or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Nimbley	Chief Executive Officer and Director	May 3, 2016
Thomas J. Nimbley	(Principal Executive Officer)

/s/ Erik Young	Senior Vice President, Chief Financial Officer	May 3, 2016
Erik Young	(Principal Financial Officer)

/s/ John Barone	Chief Accounting Officer	May 3, 2016
John Barone	(Principal Accounting Officer)

/s/ Thomas D. O’Malley	Executive Chairman of the	May 3, 2016
Thomas D. O’Malley	Board of Directors

/s/ Spencer Abraham	Director	May 3, 2016
Spencer Abraham

/s/ Wayne Budd	Director	May 3, 2016
Wayne Budd

/s/ Gene Edwards	Director	May 3, 2016
Gene Edwards

/s/ William Hantke	Director	May 3, 2016
William Hantke

/s/ Dennis Houston	Director	May 3, 2016
Dennis Houston

/s/ Edward F. Kosnik	Director	May 3, 2016
Edward F. Kosnik

/s/ Robert J. Lavinia	Director	May 3, 2016
Robert J. Lavinia

/s/ Eija Malmivirta	Director	May 3, 2016
Eija Malmivirta

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of PBF Energy Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2012)

3.2	Amended and Restated Bylaws of PBF Energy Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 18, 2012)

4.1	PBF Energy Inc. Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference to Appendix A in PBF Energy Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 22, 2016 (File No. 001-35764))

5.1	Opinion of Stroock & Stroock & Lavan LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit No. 5.1)

24.1	Power of Attorney (included on signature page)